EXHIBIT 8.1

300 North LaSalle

Chicago, IL 60654

(312) 862-2000	Facsimile: (312) 862-2200

www.kirkland.com

[●], 2018

Best Western International, Inc. 6201 North 24th Parkway Phoenix, Arizona 85016-2023

Ladies and Gentlemen:

We have acted as counsel to Best Western International, Inc., an Arizona nonprofit corporation (“Best Western”), in connection with the proposed conversion (the “Conversion”) occurring pursuant to the [Plan of Conversion] (the “Plan”), in the form filed with the Registration Statement (as defined below) as Exhibit 2.1. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

Best Western has filed with the Securities and Exchange Commission on or about [●], 2018, under the Securities Act of 1933, as amended, a Registration Statement on Form S-1 (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof (the “Proxy Statement”), in connection with the Conversion. This opinion is being delivered in connection with such Registration Statement. If the Conversion is consummated on the terms and subject to the conditions set forth in the Plan, Best Western will amend its Articles of Incorporation and convert from an Arizona nonprofit corporation to an Arizona for-profit corporation (the resulting for-profit corporation, “Best Western FP”) and, accordingly, Best Western FP will distribute its stock to Members in exchange for the outstanding Best Western membership interests. In connection with this opinion, we have examined, and are familiar with: (i) the Plan (including all exhibits and schedules attached thereto); (ii) the Registration Statement; and (iii) such other presently existing documents, records, and matters of law as we have deemed appropriate in order to enable us to render this opinion.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

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KE 51754122.4

Best Western International, Inc.

[●], 2018

For purposes of the opinion set forth below, we have, solely as to factual matters and with the consent of Best Western, relied upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the Plan. We also have relied, solely as to factual matters, upon the certificates of Best Western (the “Certificates”). We have assumed that any statements or representations contained in either the Plan or the Certificates (including any such statements or representations that are “to the knowledge of” or are similarly qualified (including any qualifications as to materiality) or that are based upon any person’s “belief,” “expectation,” or similar qualification) are true, complete, and correct and will continue to be true, complete, and correct in all respects at all times up to and including the Effective Time and thereafter (in each case without such qualification), and that the Conversion will be consummated in accordance with the terms of the Plan (without waiver, modification, or amendment of a term thereof).

Based upon and subject to the foregoing, and based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service (the “IRS”), and other administrative pronouncements, all as in effect on the date hereof, it is our opinion that for U.S. federal income tax purposes, the Conversion will constitute a “reorganization” within the meaning of Section 368(a) of the Code if the Conversion is consummated in accordance with the terms of the Plan (and without any waiver, breach, or amendment of any provision thereof) and in the manner contemplated by the Registration Statement and the Proxy Statement. Additionally, it is our opinion that the U.S. federal income tax consequences as discussed under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement are accurate in all material respects.

Our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in U.S. federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, our opinion is not binding on the IRS or any court and there is no assurance or guarantee that the IRS or a court will agree with our conclusions. We express no opinion concerning any tax matter other than as described above.

KE 51754122.4

Best Western International, Inc.

[●], 2018

Sincerely,

Kirkland & Ellis LLP

KE 51754122.4